UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2014

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

74 Broad Street New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 422-5717

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On March 12, 2014, Dipexium Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co., as representative of the underwriters named on Schedule I thereto (the “Underwriters”), in connection with the initial public offering (the “IPO”) of the Company’s common stock.  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 2,750,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), to the Underwriters at a price of $12.00 per share, less underwriting discounts and commissions. Also pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to 412,500 additional shares of Common Stock to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, each director and executive officer and certain shareholders of the Company have entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 180-day period following the IPO.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein.  The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of the form which is incorporated by reference from the Registration Statements (as defined below). The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission (the “Commission”).

Item 8.01.             Other Events.

On March 13, 2014, the Company issued a press release announcing the pricing of the IPO described above.  A copy of the press release is attached hereto as Exhibit 99.1.

On March 18, 2014, the Company consummated its IPO of 3,162,500 shares of Common Stock (the “Shares”), including the exercise in full of the underwriters’ over-allotment option to purchase 412,500 additional shares of Common Stock.  The Shares were issued pursuant to registration statements on Form S-1 (Registration Nos. 333-193780 and 333-194525) (the “Registration Statements”), which were declared effective by the Commission on March 12, 2014.  Total net proceeds to the Company from the sale of the Shares was $35,093,500.

On March 18, 2014, the Company issued a press release announcing the closing of the IPO described above.  A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01.                   Financial Statements and Exhibits.

(c)	Exhibits

1.1	Underwriting Agreement, dated March 12, 2014, by and between Dipexium Pharmaceuticals, Inc. and Oppenheimer & Co. Inc., as representative of the underwriters.

99.1	Press Release, dated March 13, 2014.

99.2	Press Release, dated March 18, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2014	DIPEXIUM PHARMACEUTICALS, INC.

	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer

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